Exhibit 10.36

TERM LOAN PROMISSORY NOTE

$1,731,164.45	Entered into May 2, 2014 Effective as of April 15, 2014 Nashville, Tennessee

FOR VALUE RECEIVED, the undersigned, AAC HOLDINGS, INC., a Nevada corporation (the “Maker”), promises to pay to the order of RELIANT BANK (“Payee”; Payee and any subsequent holders hereof are hereinafter referred to collectively as “Holder”) at the office of the Payee at 1736 Carothers Parkway, Suite 100, Brentwood, Tennessee 37027, or at such other place as Payee may designate to Maker in writing from time to time, the original principal sum of One Million Seven Hundred Thirty-one Thousand One Hundred Sixty-four and 45/100 Dollars ($1,731,164.45) (“Loan”), together with interest on the outstanding principal balance hereof at the rate set forth herein and all other amounts that shall be payable herein (the “Indebtedness”), in lawful money of the United States of America, which shall at the time of payment be legal tender in payment of all debts and dues, public and private.

Maker, Payee and Holder (if applicable) shall be collectively referred to herein as the “Parties.”

Interest shall accrue on the outstanding principal balance of this Note at the rate of five percent (5.0%) per annum (the “Interest Rate”) and shall be calculated on the basis of a 360-day year for actual days elapsed.

Principal and interest of the Loan shall be payable in twelve (12) equal and consecutive monthly installments of Thirty-five Thousand Eight Hundred Sixty-six and 79/100 Dollars ($35,855.34) (“Installment(s)”) based upon a fifty-four (54) month amortization of the outstanding principal balance and the Interest Rate. Installments shall be due and payable on the 15th day of each month during the term of this Note, commencing on the 15th day of May, 2014, and continuing monthly thereafter until the 15th day of April, 2015 (the “Maturity Date”) when any remaining principal and interest shall be paid in full.

Beginning on the Maturity Date or from the date of the occurrence of any Event of Default (hereinafter defined), Holder shall be entitled to charge and Maker shall pay interest at the maximum rate of interest which may be charged on the date hereof or on the date of default or on the Maturity Date, whichever is greater (the “Default Rate”). The Default Rate shall be computed from the occurrence of Maturity Date, Default, or an Event of Default (with regard to any applicable notice or grace period) until the earlier of the date upon which the Event of Default is cured or the date upon which the Indebtedness is paid in full.

Notwithstanding anything to the contrary contained herein, the effective rate of interest on the Indebtedness evidenced by this Note shall not exceed the Default Rate. Without limiting the generality of the foregoing, in the event the interest accrued or collected hereunder results in an effective rate of interest higher than that lawfully permitted to be accrued or collected, then such Interest Rate shall be reduced to the lawful maximum interest rate permitted to be accrued or collected by applicable law, and any amount previously paid or paid in the future which would exceed the highest lawful rate shall be applied to a reduction of principal (without premium or penalty) and not to the payment of interest.

In the event any Installment is paid more than ten (10) days after the day when the same is due, then the Holder shall be entitled to collect, to the extent permitted by applicable law, a “Late Charge” in an amount equal to five percent (5.0%) of the amount of any such Installment in order to defray part of the increased cost of collection occasioned by any such late payment as liquidated damages and not as a penalty.

The Indebtedness evidenced by this Note may be prepaid in whole or in part without penalty. Any such prepayment shall be first applied to all charges and expenses owing Holder in connection with this Note, then all accrued and unpaid interest, and then to unpaid principal. Partial principal prepayments shall be applied in the inverse order of maturity and shall not change the due dates of any payments under this Note.

As additional consideration for this Note, Michael T. Cartwright, Jerrod N. Menz, Kirk R. Manz and American Addiction Centers, Inc. (collectively, “Guarantor”), have each executed a Continuing Guaranty dated of even date herewith (collectively, the “Guaranty”), to which Guaranty reference is hereby made for a description of the rights of the Holder of this Note in the Event of Default.

This Note shall be in default upon the occurrence of any of the following events (each, an “Event of Default”):

(1) Failure to pay the Indebtedness, or any part thereof, or the payment of any other sum which may be due and owing under any Loan Document when and as the same shall become due and payable; or

(2) If any warranty, covenant, representation, agreement or statement made, furnished or contained in this Note or in any other Loan Document be false, untrue or misleading in any material respect either at the time made or furnished or becomes false, untrue or misleading at any time thereafter during the term of this Note; or

(3) The occurrence of an event of default or the nonperformance, nonobservance, default, breach or failure to timely comply, perform, observe or execute in every particular the covenants, agreements, promises, obligations, warranties and conditions set out in any Loan Document or any other instrument or agreement between Maker and Holder with respect to any other indebtedness of Maker owed to Holder and such default is not cured within any applicable cure period; or the occurrence of an event of default or the nonperformance, nonobservance, default, breach or failure to timely comply, perform, observe or execute in every particular the covenants, agreements, promises, obligations, warranties and conditions set out in any other agreement with any other creditor, person, or entity, whether or not related to the Indebtedness, to which Maker is a party or that may materially affect any of Maker’s assets or that may affect Maker’s ability to pay the Indebtedness or perform under the Loan Documents; or

(4) The filing by or against Maker of a voluntary or involuntary petition in bankruptcy; or any such Maker’s adjudication as a bankrupt or insolvent; or the filing by Maker of any petition or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief for itself under any present or future federal, state or other law or regulation relating to bankruptcy, insolvency, receivership or other relief for debtors; or the making by Maker, of any general assignment for the benefit of creditors; or the admission in writing by Maker, of its inability to pay the Indebtedness as it becomes due; or the commission by Maker, of an act of bankruptcy, unless the obligation of performance under this Agreement and/or the Loan Documents is assigned to another party acceptable to Holder; or

(5) The occurrence of an event of default or the occurrence of an event which, with the passage of time or the giving of notice, or both, would constitute an event of default under this Note or any other Loan Document; or

(6) Should a Material Adverse Change occur in the financial condition of Maker; or

(7) The occurrence of an event of default or the nonperformance, nonobservance, default, breach or failure to timely comply, perform, observe or execute in every particular the covenants, agreements, promises, obligations, warranties and conditions set out in any instrument or agreement between Maker and/or Guarantor and Wells Fargo Bank and such default is not cured within any applicable cure period and/or waived by Holder; or

(8) Should any of the foregoing Events of Default occur with respect to any endorser or any Guarantor of any of the Indebtedness.

If default be made in the payment of an Installment due under this Note, or in the payment of any other sum which may be due and owing under any document or instrument securing this Note, then the entire principal sum outstanding, together with accrued interest thereon, fees, charges, and costs, if any, shall, at the option of the Holder, at once become due and payable without further notice to Maker. If default be made in the performance of any other provisions herein contained, or if default occurs (other than the payment of this Note) under any other document or instrument securing this Note, the entire principal sum outstanding, together with accrued interest thereon, fees, charges, and costs, if any, may, at the option of the Holder, after the expiration of any applicable grace period, become due and payable without further notice to Maker.

Upon the occurrence of an Event of Default and failure to cure within any applicable time period, Holder, in its sole discretion, may pursue any and all legal and equitable remedies available to it under this Note, any Loan Document and/or applicable law and said remedies shall be cumulative and shall include, but not be limited to, suit for judgment against any Maker, endorser or guarantor; obtaining possession, appointing a receiver, sale or other disposition of any part of or all of the property, assets and interests which are security for or collateral for the Indebtedness or which are held or owned by Holder; and the offset of any bank accounts and monies of Maker, any endorser or any guarantor on deposit with Holder.

The validity, construction and enforceability of, and the rights and obligations of the Maker and the Holder under this Note shall be governed by, construed and enforced in accordance with, the laws of the State of Tennessee, except to the extent that federal law is applicable to determine the maximum rate of interest chargeable hereunder. This Note may be freely transferred by Holder. Furthermore, for the purpose of determining the rights and obligations of Maker and Holder regarding this Note, it shall be deemed a negotiable instrument under the Uniform Commercial Code, as incorporated into applicable state law.

Time is of the essence of each obligation of the Maker hereunder.

Capitalized terms used herein and not defined shall have the meaning ascribed to them in that certain Term Loan Agreement, dated and effective of even date herewith, between Maker, Payee and Guarantor.

In the event any provision of this Note (or any part of any provision hereof) is held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision (or remaining part of the affected provision) of this Note; but this Note shall be construed as if such invalid, illegal or unenforceable provision (or part thereof) had not been contained in this Note, but only to the extent it is invalid, illegal or unenforceable.

Except as otherwise set forth herein, the Maker, for itself and its successors and assigns, and any endorser or guarantor, jointly and severally, waives presentment, protest and demand, notice of protest, demand, dishonor and non payment of this Note, and expressly agrees that this Note, or any payment hereunder, may be extended from time to time without in any way affecting the liability of the Maker or any endorser or guarantor hereof.

No failure to accelerate the Indebtedness evidenced hereby by reason of an Event of Default hereunder, acceptance of a past due Installment or other indulgences granted from time to time, shall be construed as a novation of this Note or as a waiver of such right of acceleration or of the right of Holder thereafter to insist upon strict compliance with the terms of this Note or to prevent the exercise of such right of acceleration or any other right granted hereunder or by applicable laws. No extension of the time for payment of the Indebtedness evidenced hereby or any Installment due hereunder, made by agreement with any person now or hereafter liable for payment of the Indebtedness evidenced hereby, shall operate to release, discharge, modify, change or affect the original liability of Maker hereunder or that of any other person now or hereafter liable for payment of the Indebtedness evidenced hereby, either in whole or in part, unless Holder agrees otherwise in writing. This Note may not be changed orally, but only by an agreement in writing signed by the Parties. This Note may be executed in any number of counterparts, each of which will be deemed to be an original, but all of which together will constitute one and the same agreement. It will not be necessary, in proving this Agreement in any proceeding, to produce or account for more than one counterpart of this Agreement. Delivery of an executed counterpart of this Agreement by facsimile transmission (fax) or email shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any Party delivering an executed counterpart of this Agreement by facsimile transmission or email also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

Maker and any endorser or guarantor shall not be entitled to any notices of any nature whatsoever from Holder, except (i) with respect to matters to which this Note specifically and expressly provides for the giving of notice by Holder and (ii) with respect to matters which Holder is required by applicable law to give notice. Maker expressly waives the right to receive any notice from Holder with respect to any matter for which this Note does not specifically and expressly provide for the giving of notice by Holder to Maker.

Whenever pursuant to this Note (i) Holder exercises any right given it to approve or disapprove, (ii) any arrangement or term is to be satisfactory to Holder, or (iii) any other decision, consent or determination is to be made by Holder, all such decisions and determinations made by Holder shall be in the sole discretion of Holder, except as may be otherwise expressly and specifically provided herein.

The Parties hereto irrevocably consent to the jurisdiction and venue of any state or federal court located within, or having jurisdiction over, the County of Davidson, Tennessee, for any disputes pertaining to this Note and/or the Indebtedness evidenced hereby, and agree that any case or proceeding relating to Title XI of the United States Code and any actions relating to the Indebtedness evidenced hereby shall be litigated in such courts, and the Parties waive any objection which they may have based on improper venue or forum non conveniens to the conduct of any proceeding in any such court.

Maker, any co-maker, and any endorser irrevocably waives all right to trial by jury in any court in any action (a) Holder brings to collect amounts owed to Holder under this Note; (b) alleging that Holder has (i) breached this Note or any note modified or extended by this Note, (ii) has breached any agreement relating to an extension of credit to Maker, (iii) has breached any other agreement, express or implied, (iv) Holder or any of its officers, employees, representatives or agents have acted wrongfully, negligently, or otherwise tortiously, with respect to any maker, co-maker, endorser, or guarantor; or (c) between the parties. This waiver of trial by jury does not waive Maker or Holder’s right to bring a lawsuit that a judge, without a jury, would decide. To the extent that any court of competent jurisdiction determines that such a jury waiver is inapplicable or unenforceable with respect to any claim or dispute, such claim or dispute shall be submitted to and settled by final and binding arbitration under the Federal Arbitration Act or other applicable law, pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Such arbitration proceedings shall be held before a single arbitrator who is an active attorney or a retired judge.

Maker, any co-maker, and any endorser agree to pay all reasonable attorneys’ fees, expenses, court costs and all other costs of whatever kind incurred or paid by Holder, whether or not any legal proceeding is commenced and whether or not the debt has matured or an Event of Default has occurred or is continuing or default has been declared, incident to the Indebtedness, including but not limited to, (i) the drafting, negotiation, and preparation of this Note and all other Loan Documents and the closing of this loan; (ii) any extension, renewal, modification, amendment, consolidation, restructure, or refinancing of the Indebtedness; (iii) the release or substitution of any collateral for the Indebtedness; (iv) obtaining consents, waivers, or approvals with respect to the Loan Documents and any collateral; (v) the review, advice and response to any correspondence, documents or documentation submitted by or for the benefit of any Maker, endorser, or guarantor; (vi) the perfection, validity, priority, collection, enforcement, protection and defense of any collateral and all Loan Documents executed in connection with the Indebtedness including any mortgage, security, assignments, pledges, security interests, or liens and all other rights and obligations therein; (vii) the collection, enforcement, protection and defense of any collateral for this Note; (viii) the perfection, validity, and priority of Holder’s interest in or collateral for this Note; (ix) representation of Holder in any bankruptcy, receivership, insolvency, administrative, judicial, or other legal proceeding irrespective of whether or not an Event of Default has incurred or default has been declared; and (xi) all attorneys fees, expenses, costs, recording fees, taxes, and other costs of whatever kind incident to and necessary to document, record, perfect, and continue the priority and perfection of Maker’s mortgage, security interest, assignment, pledge, or lien in any collateral.

[Signature page follows.]

[Signature page to Term Loan Promissory Note]

IN WITNESS WHEREOF, Maker has caused this Note to be executed and delivered by as of the date and year first set forth above.

MAKER:

AAC HOLDINGS, INC., a Nevada corporation

By:	/s/ Kathryn Sevier Phillips
Name:	Kathryn Sevier Phillips
Title:	General Counsel and Secretary

HOLDER:

RELIANT BANK

By:	/s/ Stephen Fawehinmi
Stephen Fawehinmi, Vice President

[Notary jurats follow]

[Notary jurats page]

STATE OF TENNESSEE                )

COUNTY OF RUTHERFORD        )

Before me, the undersigned, a Notary Public of the State and County aforesaid, personally appeared Kathryn Sevier Phillips, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath acknowledged herself to be the General Counsel and Secretary of AAC Holdings, Inc., a Nevada corporation, the within named bargainor, and that she as General Counsel and Secretary, executed the foregoing instrument for the purpose therein contained by signing the name of the corporation by herself as General Counsel and Secretary.

Witness my hand and notary seal this 2nd day May, 2014.

/s/ Jessica R. Carrell
Notary Public

My commission expires: August 22, 2016	[Affix Notary Seal]